Exhibit 32

Certifications Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002

Solely for

the purposes of

complying with 18

U.S.C. §1350, as

adopted pursuant to

Section 906 of

the Sarbanes-Oxley Act of
2002,

we,

the

undersigned

Chief

Executive

Officer

and

Chief

Financial

Officer

of

Cal-Maine

Foods,

Inc.

(the

“Company”),
hereby certify, based on our knowledge, that

the Annual Report on

Form 10-K of the Company for the fiscal

year ended May 31,
2025 (the “Report”) fully complies

with the requirements of Section

13(a) or 15(d) of the

Securities Exchange Act of 1934 and
that

the

information

contained

in

the

Report

fairly

presents,

in

all

material

respects,

the

financial

condition

and

results

of
operations of the Company.

/s/ Sherman L. Miller
Sherman L. Miller
President and Chief Executive Officer
/s/ Max P. Bowman
Max P. Bowman
Vice President and Chief Financial Officer
Date: July 22, 2025